                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           DECKERS OUTDOOR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                          DECKERS OUTDOOR CORPORATION

                                 April 6, 2001

Dear Stockholder:

     We cordially invite you to attend our 2001 Annual Meeting of Stockholders to be held at 5:00 p.m. on Wednesday, May 23, 2001 at Deckers Outdoor Corporation, 495-A South Fairview Avenue, Goleta, California 93117. Enclosed are the Notice of Annual Meeting, Proxy Statement and a Proxy Card relating to the Annual Meeting which we urge you to read carefully. Also enclosed is the Company's 2000 Annual Report to Stockholders on Form 10-K. Whether or not you expect to attend the Annual Meeting, please sign and date the enclosed Proxy Card and return it as promptly as possible to ensure that your shares will be voted. Properly executed Proxy Cards received by the Company prior to the Annual Meeting will be voted in accordance with the instructions indicated in such cards. Because mail delays occur frequently, it is important that the enclosed Proxy Card be returned well in advance of the meeting.

                                       ON BEHALF OF YOUR
                                       BOARD OF DIRECTORS

                                       DOUGLAS B. OTTO
                                       Chairman of the Board and
                                       Chief Executive Officer

                          DECKERS OUTDOOR CORPORATION
             495-A SOUTH FAIRVIEW AVENUE, GOLETA, CALIFORNIA 93117

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 23, 2001

TO THE STOCKHOLDERS OF
DECKERS OUTDOOR CORPORATION

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Deckers Outdoor Corporation, a Delaware corporation (the "Company"), will be held at Deckers Outdoor Corporation, 495-A South Fairview Avenue, Goleta, California 93117, on Wednesday, May 23, 2001, beginning at 5:00 p.m., local time. The Annual Meeting will be held for the following purposes:

          1. To elect one (1) director of the Company to serve as a Class II director until the Annual Meeting of Stockholders to be held in 2004.

          2. To approve an amendment to the Company's 1993 Employee Stock Incentive Plan (the "1993 Plan") to (a) increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares to an aggregate of 3,000,000 shares, of which 2,800,000 may be issued pursuant to incentive stock options and (b) extend the duration of the 1993 Plan for an additional three years.

          3. To ratify the selection of KPMG LLP as the Company's independent auditors.

          4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors has fixed March 26, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting.

     A list of stockholders entitled to vote at the Annual Meeting will be available at the offices of the Company for ten (10) days prior to the Annual Meeting.

     We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

     STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DOUGLAS B. OTTO
                                          Chairman of the Board and
                                          Chief Executive Officer

Goleta, California
April 6, 2001

                          DECKERS OUTDOOR CORPORATION
                          495-A SOUTH FAIRVIEW AVENUE
                            GOLETA, CALIFORNIA 93117

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 23, 2001

                           -------------------------
                                PROXY STATEMENT
                           -------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Deckers Outdoor Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 5:00 p.m., local time, on May 23, 2001, at Deckers Outdoor Corporation, 495-A South Fairview Avenue, Goleta, California 93117, and any postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying Form of Proxy were first mailed to stockholders on or about April 6, 2001.

                             RECORD DATE AND VOTING

     March 26, 2001 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof. As of March 26, 2001, there were outstanding 9,172,677 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). No shares of the Company's preferred stock, par value $.01 per share, were outstanding as of that date. A majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.

     Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. With respect to all matters, other than the election of the directors, including the approval of the proposal to amend the 1993 Plan, the affirmative vote of a majority of shares of the Company's Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a director has been elected. Unless otherwise instructed, proxies solicited by the Company will be voted "FOR" the nominee named herein for election as director, "FOR" the proposal to increase the number of shares of Common Stock reserved for issuance pursuant to the 1993 Plan and to extend the duration of the 1993 Plan, "FOR" the ratification of the selection of KPMG LLP as the Company's independent auditors, and in their discretion upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

     With respect to brokers who are members of the New York Stock Exchange, the New York Stock Exchange Rules ("NYSE Rules") generally require that when shares are registered in street or nominee name, its member brokers must receive specific instructions from the beneficial owners in order to vote on certain proposals. However, the NYSE Rules do not require specific instructions in order for a broker to vote on the election of the Class II director, the amendment of the Plan and on ratification of the selection of the Company's independent auditors. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on any proposal that does require specific instructions, those shares will not be considered as present and entitled to vote with respect to that matter. Pursuant to Delaware law, a broker non-vote will not be treated as present or voting in person or by proxy on the proposal.

     A stockholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy, or by attending the Annual Meeting and voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy card.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's By-Laws state that the Board of Directors shall consist of not less than one nor more than seven members. The specific number of Board members within this range is established by the Board of Directors and is currently set at six. The Company's Certificate of Incorporation provides that the Board shall be classified into three classes of directors, which classes serve staggered three-year terms. The Board currently consists of one Class I director, two Class II directors and two Class III directors. There is currently one vacancy in the Class I directors. The current term of the Class I director expires at the Annual Meeting of Stockholders to be held in 2003, the current term of each Class II director expires at the May 23, 2001 Annual Meeting of Stockholders, and the current term of each Class III director expires at the Annual Meeting of Stockholders to be held in 2002. The Board of Directors is proposing Rex A. Licklider, who is now serving as a Class II director, for re-election as a Class II director at the Annual Meeting. The term for the directorship of Karl F. Lopker, a current Class II director, expires on May 23, 2001. Mr. Lopker has decided not to run for re-election as a Class II director in order to focus on his other interests. The Class II director elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2004, until such director's successor has been duly elected and qualified or until such director has otherwise ceased to serve as a director. To the Company's knowledge, the nominee is and will be available to serve. The nominee has supplied the following background information to the Company:

                                           PRINCIPAL OCCUPATION DURING THE LAST 5 YEARS,
                                                          OTHER BUSINESS                    DIRECTOR
               NAME                 AGE            EXPERIENCE AND DIRECTORSHIPS              SINCE
               ----                 ---    ---------------------------------------------    --------
Rex A. Licklider..................  58     Chairman of the Board and Chief Executive          1993
                                           Officer of Com Systems, Inc., a long distance
                                           telecommunications company, from 1975 to
                                           February 1992, Chairman of the Board of
                                           Resurgens Communications Group, with whom Com
                                           Systems, Inc. had merged, from February 1992
                                           to January 1993, Co-CEO of The Sports Club
                                           Company since February 2000 and Vice Chairman
                                           since 1994. Currently, he is a Director of
                                           The Sports Club Company.

            THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE
                    "FOR" THE ELECTION OF THE ABOVE NOMINEE.

                                   MANAGEMENT

     The directors and executive officers of the Company are set forth below. The following table includes information with respect to each director and executive officer of the Company.

                                                                                            CLASS OF
               NAME                 AGE                      POSITION                       DIRECTOR
               ----                 ---                      --------                       --------
Douglas B. Otto...................  49     Chairman of the Board and Chief Executive             III
                                           Officer
Peter C. Benjamin.................  57     President and Chief Operating Officer
M. Scott Ash......................  36     Chief Financial Officer and Assistant
                                           Secretary
Patrick C. Devaney................  46     Senior Vice President and Vice
                                           President-Global Sourcing, Production and
                                           Development
Joseph E. Nida....................  61     Secretary
Gene E. Burleson..................  60     Director                                              III
Rex A. Licklider..................  58     Director                                               II
Karl F. Lopker....................  49     Director                                               II
John M. Gibbons...................  52     Director                                                I

     Douglas B. Otto, co-founder of the Company in 1973, has served as an executive officer since that time and as Chairman of the Board and Chief Executive Officer since 1982. He has also served as President from March 1999 through February 2000 and from 1982 through May 1998, and served as Chief Financial Officer from June 1990 through December 1992.

     Peter C. Benjamin joined the Company in July 1997 to direct the Company's distribution efforts throughout Japan. He has been President since March 2000, Chief Operating Officer since March 1999, and served as a Vice President from March 1999 through March 2000. Mr. Benjamin has been President since 1993 of Pacific Resources Holding, Inc., an agency for the Japanese outdoor market. Previously, he was Chief Operating Officer for The North Face, Inc. from March 1992 to March 1993 and was a Vice President of Odyssey USA, Inc., from January 1991 to March 1992.

     M. Scott Ash has been Chief Financial Officer since January 1997, Assistant Secretary since December 1999 and was Secretary from March 1999 to December 1999. Prior to such time, Mr. Ash served as Controller of the Company, beginning in January 1993. Prior to joining the Company, he was employed by Dole Food Company, Inc. from August 1992 to January 1993 as Manager of Corporate Reporting. Previously, he was a Senior Manager at KPMG LLP where he was employed from September 1986 to August 1992. Mr. Ash is a Certified Public Accountant.

     Patrick C. Devaney has been the Company's Senior Vice President since March 2000 and served as Vice President -- Global Sourcing, Production and Development since November 1997. Prior to joining the Company, Mr. Devaney was employed by Mizuno USA where he was Director of Global Footwear from February 1990 to June 1997 and was a Global Product/Marketing Manager for Reebok International from 1985 to December 1989.

     Joseph E. Nida has been Secretary of the Company since December 1999. Mr. Nida has been Chairman of the law firm of Nida & Maloney, LLP, the Company's outside general counsel, since its formation in 1994. Mr. Nida also acts as Corporate Secretary for two other NASDAQ-NMS companies, QAD Inc. and Miravant Medical Technologies. He is also a founder and secretary of Santa Barbara Technology Group, a technology incubator company.

     Gene E. Burleson has been a Director of the Company since September 1993. Mr. Burleson is currently Chairman of Mariner Post-Acute Network, Inc. and a Director of Alterra Healthcare Corporation and THCG, Inc. From February 1997 to August 1997, Mr. Burleson was Chief Executive Officer and a Director of Vitalink Pharmacy Services, Inc., a provider of pharmacy services to nursing facilities. From October 1989 to February 1997, Mr. Burleson was employed by GranCare, Inc., a provider of routine and specialty medical care and rehabilitative services, where he served as Chief Executive Officer and Chairman of the Board.

     Rex A. Licklider has been a Director of the Company since September 1993. From 1975 until February 1992, Mr. Licklider served as Chairman of the Board and Chief Executive Officer of Com Systems, Inc., a long distance telecommunications company. From February 1992 to January 1993, Mr. Licklider was Chairman of the Board of Resurgens Communications Group, with whom Com Systems, Inc. had merged. He has been Co-CEO of The Sports Club Company since February 2000 and Vice Chairman since 1994. Mr. Licklider is a founder and Partner of Pentium Investments, Inc. and a Director of The Sports Club Company.

     Karl F. Lopker has been a Director of the Company since May 1995 and was originally a co-founder of the Company in 1973. Since 1979, Mr. Lopker has been Chief Executive Officer and a Director of QAD Inc., a developer and marketer of computer software.

     John M. Gibbons has been a Director of the Company since July 2000. Since June 2000, Mr. Gibbons has been President and Vice Chairman of TMC Communications, Inc., a long distance, data and internet services provider and since March 2000 has been Vice Chairman of Assisted Living Concepts, Inc., a national provider of assisted living services. Previously, Mr. Gibbons was employed by The Sports Club Company, a developer and operator of health and fitness clubs, where he was Chief Executive Officer and a member of the board of directors from June 1999 to February 2000 and was President and Chief Operating Officer from June 1995 to June 1999.

     For information concerning beneficial ownership of Common Stock by directors and executive officers, see "Security Ownership of Certain Beneficial Owners and Management" below.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     Audit Committee -- The Board has a standing Audit Committee that reviews the audit and control functions of the Company, the Company's accounting principles, policies and practices and financial reporting, the scope of the audit conducted by the Company's auditors, the fees and all non-audit services of the independent auditors and the independent auditors' opinion and letter of comment to management and management's response thereto. The committee met six times during 2000. At the date of this Proxy Statement. Mr. Licklider was Chairman of the Audit Committee and the committee was comprised of Messrs. Burleson, Licklider, Lopker, and Gibbons.

     Compensation Committee -- The Board has a Compensation Committee (the "Compensation Committee") that reviews and recommends to the Board the salaries, bonuses and prerequisites of the Company's executive officers. The Compensation Committee also reviews and recommends to the Board any new compensation or retirement plans and administers the Company's 1993 Plan and the Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The committee met four times during 2000. At the date of this Proxy Statement, Mr. Burleson was Chairman of the Compensation Committee and the committee was comprised of Messrs. Burleson, Licklider, Lopker, and Gibbons.

DIRECTOR ATTENDANCE

     In 2000, the Company held four meetings of the Board of Directors. During 2000, or since the date they became members of the Board of Directors and its committees, all of the directors attended at least 75% of the aggregate of the meetings of the Board and of the committees of which they were members, except that Mr. Licklider attended 71% of the aggregate of the meetings.

DIRECTOR COMPENSATION

     Standard Compensation -- Directors who are not employees of the Company or its subsidiaries ("Nonemployee Directors") receive an annual retainer to be paid as follows: $11,000 in cash, or, at the option of a Nonemployee Director, exercised ten days prior to the start of each year, in Common Stock of the

Company at a 20% discount off the price of the shares at the closing price at the beginning of the year; and 2,000 shares of the Common Stock of the Company per year. On January 1, 1999 and every three years thereafter, the Board sets the number of shares for the following three years. For 1999 through 2001, the Board reaffirmed the terms above, except that the annual 2,000 shares awards per year for both 1999 and 2000 were issued and fully vested effective January 1, 1999. Additionally, Nonemployee Directors receive $1,500 for each meeting of the Board and $1,000 for each separately scheduled committee meeting that they attend plus reimbursement of any expenses they may incur with respect to such meetings. Committee Chairmen receive additional annual retainer fees of $4,000. Directors who are employees of the Company or its subsidiaries serve as directors without compensation.

     Stock Options -- Nonemployee Directors receive additional compensation in the form of stock options granted automatically under the 1993 Plan. Upon their initial election to the Board of Directors, Nonemployee Directors automatically receive options to purchase 10,000 shares of Common Stock. Such options vest in annual one-third installments, with the first such installment vesting on the first anniversary of the date of grant of such option. In addition, beginning on the fourth annual meeting of stockholders after a Nonemployee Director is first elected, such Nonemployee Director will automatically be granted each year options to purchase 2,000 shares of Common Stock. Such additional options will be fully vested and exercisable at the time of grant. All options granted to Nonemployee Directors have an exercise price equal to the fair market value of the shares on the date they are granted.

     In February 2000, an independent committee of the Board of Directors, consisting solely of Mr. Otto, granted to each of the three Non-employee Directors at that date an additional option to purchase 20,000 shares of Common Stock. These options have an exercise price equal to the fair market value of the shares on the date of grant and vest over a three year period.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth for the years ended December 31, 2000, 1999 and 1998, the reportable compensation paid or awarded to the Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company who were executive officers of the Company at December 31, 2000 and received compensation in excess of $100,000 in such year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                            COMPENSATION
                                                                            -------------
                                              ANNUAL COMPENSATION            SECURITIES
                                       ----------------------------------    UNDERLYING
                                                             OTHER ANNUAL   OPTIONS/SARS     ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR   SALARY     BONUS     COMPENSATION        (#)        COMPENSATION
  ---------------------------    ----   ------     -----     ------------   ------------    ------------
Douglas B. Otto................  2000  $275,000   $320,000           --             --        $109,000(1)
  Chief Executive Officer        1999   275,000         --           --         25,000         113,000(1)
                                 1998   275,000         --           --        180,000         116,000(1)

Peter C. Benjamin..............  2000   180,000    115,000           --             --              --
  President and Chief Operating  1999   160,000    144,000           --        155,000          13,000(2)
  Officer(5)                     1998        --         --           --             --              --

M. Scott Ash...................  2000   135,000     27,000           --             --              --
  Chief Financial Officer        1999   113,000     17,000           --         25,000              --
                                 1998   112,000     32,000           --         35,000              --

Jean-Luc Derclaye(4)...........  2000   145,000    111,000           --         40,000              --
  Former Executive Vice          1999    77,000     40,000           --         80,000              --
  President, Vice                1998        --         --           --             --              --
  President-Brand Development
  and Managing
  Director-European Operations

Patrick C. Devaney.............  2000   140,000     24,000           --             --              --
  Senior Vice President and      1999   113,000     17,000           --         25,000              --
  Vice
  President-Global Sourcing,     1998   116,000     31,000           --         45,000           8,000(3)
  Production and Development

---------------
(1) In 1997, the Company entered into a split-dollar life insurance agreement with a trust established by Douglas B. Otto, pursuant to which the Company and the trust will share in the premium costs of life insurance policies that pay cumulative death benefits upon the death of Mr. Otto. The portion of the premium equal to the value of the economic benefit is paid by the trust, with the Company paying the remainder of the premiums. The amounts above, $109,000 in 2000, $113,000 in 1999 and $116,000 in 1998, reflect the present value of the economic benefit to Mr. Otto of the portion of the premium paid by the Company in 2000, 1999 and 1998, respectively. Upon surrender of the policy or payment of the death benefits thereunder, the Company is entitled to repayment of an amount equal to the cumulative payments previously paid by the Company.

(2) In connection with Mr. Benjamin's acceptance of the Chief Operating Officer position in March 1999, the Company reimbursed him for $13,000 of relocation costs in 1999.

(3) In connection with Mr. Devaney's acceptance of employment, the Company reimbursed him for $8,000 of relocation costs in 1998.

(4) In January 2001, Mr. Derclaye resigned from his positions as Executive Vice President, Vice President -- Brand Development and Managing
    Director -- European Operations.

(5) Mr. Benjamin became an executive officer of the Company in 1999.

     The following table sets forth information with respect to options to purchase shares of the Company's Common Stock granted in 2000 to the Named Executive Officers.

                          STOCK OPTION GRANTS IN 2000

                                                                                       POTENTIAL REALIZABLE
                                               % OF TOTAL                                VALUE AT ASSUMED
                                                OPTIONS                                   RATES OF STOCK
                                                GRANTED                                  APPRECIATION FOR
                                                   TO        EXERCISE                     OPTION TERM(1)
                                   OPTIONS     EMPLOYEES       PRICE      EXPIRATION   ---------------------
              NAME                GRANTED(#)    IN 2000     (PER SHARE)      DATE         5%          10%
              ----                ----------   ----------   -----------   ----------   ---------   ---------
Douglas B. Otto.................        --          --        $   --              --   $     --    $     --
Peter C. Benjamin...............        --          --            --              --         --          --
M. Scott Ash....................        --          --            --              --         --          --
Jean-Luc Derclaye...............    40,000        18.6%         3.50       2-25-2010     88,000     223,000
Patrick C. Devaney..............        --          --            --              --         --          --

---------------
(1) The 5% and 10% assumed rates of appreciation are specified under the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

     The following table sets forth, for the Named Executive Officers, information with respect to options exercised, unexercised options and year-end option values, in each case with respect to options to purchase shares of the Company's Common Stock.

                    AGGREGATED OPTION EXERCISES IN 2000 AND
                          2000 YEAR-END OPTION VALUES

                                                           NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                 SHARES                    DECEMBER 31, 2000(#)            DECEMBER 31, 2000
                               ACQUIRED ON    VALUE     ---------------------------   ---------------------------
            NAME               EXERCISE(#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               -----------   --------   -----------   -------------   -----------   -------------
Douglas B. Otto..............        --      $     --     100,000        105,000       $242,470       $289,965
Peter C. Benjamin............        --            --      79,500        110,500        248,273        340,148
M. Scott Ash.................        --            --      53,500         36,500         85,773         96,398
Jean-Luc Derclaye............        --            --      40,000         80,000        100,000        185,000
Patrick C. Devaney...........        --            --      41,500         38,500         85,773         96,398

EMPLOYMENT AGREEMENTS

     Effective January 1992, Douglas B. Otto entered into a five-year employment agreement with the Company, which was subsequently extended through 2001. For 2001, Mr. Otto's compensation includes a base salary of $345,000, a target bonus of $175,000 and a maximum bonus of $525,000, based upon the achievement of certain performance criteria. In the event Mr. Otto's employment agreement is terminated for any reason, including "For Cause" as defined therein, Mr. Otto will receive an annual payment of $260,000 and his existing employee benefits for five years from the date of termination. After any termination of employment, Mr. Otto may not compete with the Company for one year in the United States (except in Montana and Wyoming). The Company may not terminate his employment agreement except "For Cause."

     In March 1999, Peter C. Benjamin entered into an employment agreement with the Company through December 31, 2000, which was subsequently extended through 2002. The agreement provides for a base salary of $260,000 in 2001 and $283,000 in 2002. The agreement also provides for a target bonus of $135,000 and a maximum bonus of $405,000 in 2001 and a target bonus of $142,000 and a maximum bonus of $426,000 in 2002, all based upon the achievement of certain performance criteria. In the event that termination of employment occurs for reasons other than: (1) cause, or (2) voluntary termination, he will receive nine months' severance plus committed incentives. In the event that there is a change of control and termination, or constructive termination, Mr. Benjamin will receive eighteen months of severance, including earned bonuses, plus the acceleration of vesting of all stock options.

     The other officers of the Company do not have employment agreements with the Company and serve at the pleasure of the Board.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors, consisting entirely of directors who have never served as officers or employees of the Company or any of its subsidiaries, except for Mr. Lopker who was formerly the President of the Company from 1976 to 1982, determines and administers the compensation of the Company's executive officers. Set forth below are the principal factors underlying the Committee's philosophy used in setting compensation.

     Compensation Philosophy -- At the direction of the Board of Directors, the Committee endeavors to ensure that the compensation programs for executive officers of the Company and its subsidiaries are competitive and consistent in order to attract and retain key executives critical to the Company's long-term success. The Committee believes that the Company's overall financial performance should be an important factor in the total compensation of executive officers. At the executive officer level, the Committee has a policy that a significant proportion of potential total compensation should consist of variable, performance-based components, such as stock options, stock awards and bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to enhancement of profitability and stockholder value.

     The Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the chief executive officer and other executive officers. The Committee considers such corporate performance measures as net sales, net income, earnings per share and similar quantitative measures. The Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to industry and community development. For 2000, the most important qualitative factors in determining incentive compensation awards to executive officers were the Committee's assessments of their contributions to the Company's stockholder value, sales, net earnings per share, and improvements and efficiencies in operations.

     The Committee also evaluates the total compensation of the Company's chief executive officer and other executive officers in light of information regarding the compensation practices and corporate financial performance of similar companies in the Company's industry. However, the Committee does not target a specific percentile range within the peer group compensation structure in determining compensation for executive officers. From time to time, the Committee also receives assessments and advice regarding the Company's compensation practices from independent compensation consultants.

     Relationship of Performance to Compensation -- Compensation that may be earned by the executive officers in any fiscal year consists of base salary, cash bonus and stock options. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance. The Committee focuses primarily on total annual compensation, including incentive awards and cash bonuses, rather than base salary alone, as the appropriate measure of executive officer performance and contribution.

     The executive officers receive incentive compensation awards based on individual goals and milestones established for each officer at the beginning of each year and other factors as determined by the Committee. Such officers receive compensation for the subsequent attainment of these goals.

     The 1993 Plan authorizes the Committee to make grants and awards of stock options, stock appreciation rights, restricted stock and other stock-based awards. The Committee grants stock options to executive officers, as well as other employees and consultants of the Company and its subsidiaries below the executive officer level. Executive officers are eligible to receive stock option grants, which the Committee approves from time to time as it deems appropriate.

     In approving grants and awards under the 1993 Plan, the quantitative and qualitative factors and industry comparisons outlined above will be considered. The number of options previously awarded to and held by executive officers is reviewed but is not an important factor in determining the size of current option grants.

     To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread of exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation.

     Chief Executive Officer Compensation -- Douglas B. Otto entered into a five year employment agreement, effective January 1992, and subsequently extended through 2001. For 2000, his employment agreement provides for an annual salary of $275,000 and a maximum possible bonus of $500,000, of which $320,000 was ultimately earned. For 2001, the base salary of Mr. Otto is $345,000, the target bonus was set at $175,000 and the maximum available bonus was set at $525,000, based on an assessment and recommendation performed by an independent compensation consultant. The amounts of Mr. Otto's bonuses are determined by the Compensation Committee and are based upon a combination of factors including the sales and operating results of the Company.

     For 2000, the Committee based the majority of Mr. Otto's bonus on several criteria established at the beginning of the year including the Company's stock price in relation to that of its Peer Group and the Company's ability to achieve targeted goals for sales, earnings per share and open orders. In 2000, the Company experienced an increase in its stock price of 100%, achieved record sales and increased its earnings per share by 131%. Mr. Otto's 2000 bonus was therefore based upon the Company's ability to achieve these results together with a general assessment by the Committee of his contributions to the Company. Mr. Otto was not granted any stock options during fiscal year 2000, although the Committee may grant options to him in the future.

     In December 2000, the Committee established the compensation of the Company's Chief Executive Officer and its other executive officers for fiscal year 2001. In each case, the Committee's decision was based upon the principles and procedures outlined above.

                                          COMPENSATION COMMITTEE
                                          Gene E. Burleson, Chairman
                                          John M. Gibbons
                                          Rex A. Licklider
                                          Karl F. Lopker

     The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of the date of this Proxy Statement, the members of the Compensation Committee were Messrs. Burleson, Licklider, Lopker and Gibbons, none of whom was an officer or employee of the Company or any of its subsidiaries during fiscal year 2000 or is a former officer or employee of the Company or any of its subsidiaries, except for Mr. Lopker who was formerly the President of the Company from 1976 to 1982.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is currently composed of four directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

     Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2000 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) which includes, among other items, information regarding the conduct of the audit of the Company's financial statements. The Audit Committee also received written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm's independence from the Company and its management. The Audit Committee has further considered the compatibility of the services provided by KPMG LLP with that firm's independence.

     Based upon the Audit Committee's review and discussions with management and independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE

                                          Rex A. Licklider, Chairman
                                          Gene E. Burleson
                                          John M. Gibbons
                                          Karl F. Lopker

AUDIT FEES

     For the year ended December 31, 2000, an aggregate of $116,000 was billed by KPMG LLP for the professional services rendered for the audit of the Company's financial statements for such fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during such period.

ALL OTHER FEES

     KPMG LLP billed the Company an aggregate of $161,000 for other services provided to the Company in 2000 consisting primarily of planning and compliance services for income taxes and customs matters.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Nasdaq Composite Index and a peer group index for the five-year period commencing December 31, 1995 and ending December 31, 2000. The data represented below assumes $100 invested in each of the Company's Common Stock, the Nasdaq Composite Index and the peer group index on December 31, 1995. The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either of such Acts.

          COMPARISON OF TOTAL RETURN (ASSUMING DIVIDEND REINVESTMENT)

                                                     DECKERS OUTDOOR
                                                       CORPORATION              NASDAQ COMPOSITE         ATHLETIC SHOE COMPOSITE
                                                     ---------------            ----------------         -----------------------
December 31, 1995                                         100.0                       100.0                       100.0
December 31, 1996                                         119.6                       124.3                       159.1
December 31, 1997                                         130.4                       152.0                       112.4
December 31, 1998                                          38.0                       214.4                        97.2
December 31, 1999                                          45.7                       378.1                       117.6
December 31, 2000                                          91.3                       237.7                       161.4

* Athletic Shoe Composite peer group index consisting of Saucony Inc., K-Swiss, Nike Inc., Reebok International Ltd., Rocky Shoes & Boots, Inc., The Stride Rite Corporation, The Timberland Company, Vans Inc., Wolverine World Wide Inc., Fila Holding SPA, and Kenneth Cole Productions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following security ownership information is set forth, as of February 28, 2001, with respect to certain persons or groups known to the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock and with respect to each director of the Company, each of the Named Executive Officers, and all current directors, nominees and executive officers as a group (nine persons). Other than as set forth below, the Company is not aware of any other person who may be deemed to be a beneficial owner of more than 5% of the Company's Common Stock.

              NAME AND ADDRESS OF                   AMOUNT AND NATURE OF
              BENEFICIAL OWNER(1)                BENEFICIAL OWNERSHIP(2),(5)    PERCENT OF CLASS
              -------------------                ---------------------------    ----------------
Douglas B. Otto(3).............................           3,358,450                   36.3%
Peter C. Benjamin..............................             139,000                    1.5%
M. Scott Ash...................................              60,500                      *
Jean-Luc Derclaye(8)...........................             272,000                    3.0%
Patrick C. Devaney.............................              52,500                      *
Gene E. Burleson...............................             105,254                    1.2%
Rex A. Licklider(4)............................             288,155                    3.1%
Karl F. Lopker.................................              45,154                      *
John M. Gibbons................................               3,657                      *
Dimensional Fund Advisors, Inc.(6).............             534,500                    5.9%
Mark Thatcher(7)...............................             528,473                    5.7%
All directors and executive officers as a group
  (nine persons)...............................           4,431,270                   46.6%

---------------

(1) The address of each beneficial owner is 495-A South Fairview Avenue, Goleta, California 93117, unless otherwise noted.

(2) Unless otherwise noted, sole voting and dispositive power are possessed with respect to all shares of Common Stock owned.

(3) Includes (a) 2,532,750 shares held by the Douglas B. Otto Trust as to which Mr. Otto has sole voting and investment power, (b) 283,750 shares held as trustee for the Tiffany Jade Otto Trust, of which Mr. Otto has sole voting and investment power, (c) 283,750 shares held as trustee for the Ty Dylan Bard Otto Trust, of which Mr. Otto has sole voting and investment power, (d) 64,200 shares held by the Edgecliff Foundation, a charitable foundation formed by Mr. Otto, of which Mr. Otto is the Chairman of the Board of Directors, and (e) 84,000 shares held by Mr. Otto's wife. Mr. Otto disclaims ownership of the shares held by his wife.

(4) Includes 275,488 shares held by the Licklider Living Trust as to which Mr. Licklider has joint voting and investment power.

(5) Includes shares under stock options that are presently exercisable or are exercisable within 60 days for the following: Douglas B. Otto -- 110,000; Peter C. Benjamin -- 113,500; M. Scott Ash -- 60,500; Jean-Luc
    Derclaye -- 56,000; Patrick C. Devaney -- 48,500; Gene E.
    Burleson -- 12,667; Rex A. Licklider -- 12,667; Karl F. Lopker -- 10,667; John M. Gibbons -- 0; and all directors and executive officers as a group -- 375,601.

(6) This information is based solely on a Schedule 13G filed by Dimensional Fund Advisors, Inc. on February 2, 2001. The fund's address is 1299 Ocean Ave., 11th Floor, Santa Monica, California 90401.

(7) Includes (a) 428,473 shares and (b) 100,000 stock options that are presently exercisable, all of which were issued in connection with the Teva License Agreement dated June 7, 1999. Mr. Thatcher's address is: P.O. Box 968, Flagstaff, Arizona 86002.

(8) Includes 216,000 shares held by a foreign corporation as to which Mr. Derclaye has joint voting and investment power. In January 2001, Mr. Derclaye resigned from his positions as Executive Vice President, Vice President-Brand Development and Managing Director -- European Operations.

 * Percentage of shares beneficially owned does not exceed 1% of the class so owned.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock (collectively "Section 16 Persons") to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the Securities and Exchange Commission as well as the Company.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations from each Section 16 Person known to the Company that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its
Section 16 Persons were complied with except that Rex Licklider filed a Form 4 on October 31, 2000 which was due on September 10, 2000, reporting the purchase of 32,792 shares of Common Stock.

                                 PROPOSAL NO. 2

       ADDITIONAL 1,000,000 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 1993 PLAN AND EXTENSION OF THE DURATION OF THE 1993 PLAN
                         FOR AN ADDITIONAL THREE YEARS

     The 1993 Plan was adopted in August 1993 and amended in May 1994 and May 1998. The 1993 Plan is administered by the Compensation Committee, except that grants to Nonemployee Directors are automatically made pursuant to a pre-determined formula. The Compensation Committee consists solely of Nonemployee Directors. The Compensation Committee has broad authority in administering and interpreting the 1993 Plan.

     The purpose of the 1993 Plan is to enable the Company to attract, retain and motivate employees by providing for or increasing their proprietary interests in the Company and, in the case of Nonemployee Directors, to attract such directors and further align their interests with those of the Company's stockholders by providing for or increasing their proprietary interests in the Company. Under the 1993 Plan, officers, directors, employees, independent sales representatives and outside consultants of the Company are eligible to receive options to purchase Common Stock. As of the date of this Proxy Statement, approximately 131 employees and 39 independent sales representatives were eligible. The par value of the Company's Common Stock is $.01 per share, and the closing price of the Common Stock on the NASDAQ National Market System on March 26, 2001 was $3.91 per share. Under the current provisions of the 1993 Plan no Award may be made after August 2003, and no shares of Common Stock of the Company may be issued upon exercise of any Award after August 2013.

     The aggregate number of shares which may be issued pursuant to the grant of Awards under the 1993 Plan is currently 2,000,000, subject to adjustment for certain circumstances such as a stock exchange, reorganization, recapitalization, stock split, reverse stock split, stock dividend or other capital change or adjustment. At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment to the 1993 Plan to (a) increase the number of shares reserved for issuance thereunder by 1,000,000 shares to an aggregate of 3,000,000 shares, of which 2,800,000 may be issued pursuant to incentive stock options and (b) extend the duration of the 1993 Plan for an additional three years. The Board of Directors approved this amendment, subject to stockholder approval, in February 2001.

AWARDS TO EMPLOYEES

     The 1993 Plan authorizes the Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards to employees are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares (collectively, "Awards"). An Award to an employee may consist of one such security or benefit or two or more of them in tandem or in the alternative. Options granted under the 1993 Plan may be options intended to qualify as incentive stock options (the "Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options not intended to so qualify (the "Non-Qualified Stock Options").

     An Award to an employee may permit the employee to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, and/or to pay all or part of such employee's tax withholding obligation with respect to such issuance, by (i) delivering previously owned shares of capital stock of the Company or other property or (ii) reducing the amount of shares or other property otherwise issuable pursuant to the award. If an option granted to an employee permitted the employee to pay for the shares issuable pursuant thereto with previously owned shares, the employee would be able to exercise the option in successive transactions, known as pyramiding, to acquire a large number of shares with no more investment than the original share or shares delivered upon exercise of the option. The exercise price and any withholding taxes are payable in cash by Nonemployee Directors, although the Board at its discretion may permit such payment by delivery of shares of Common Stock or by delivery of broker instructions authorizing payment to the Company of proceeds from the sale of such shares.

     Upon the grant of an option under the 1993 Plan, the person receiving the grant (the "Option Holder") must enter into a written option agreement with the Company that contains terms, provisions and conditions that are consistent with the 1993 Plan and have been determined from time to time by the Committee. Incentive Stock Options granted under the 1993 Plan may not expire later than ten years after the date of grant, except that an Incentive Stock Option granted to an individual owning (after the application of the family and other attribution rules of Section 424(d) of the Code), at the time the option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries (a "10% Stockholder"), may not expire later than five years from the date the option is granted. The exercise price for any Incentive Stock Option may not be less than 100% of the fair market value of Common Stock of the Company on the date the Option is granted and the exercise price of an Incentive Stock Option granted to a 10% Stockholder may not be less than 110% of the fair market value of the Common Stock of the Company on the date such option is granted. The 1993 Plan provides that the maximum number of shares of Common Stock that may be issued pursuant to Incentive Stock Options, in the aggregate, is 1,800,000 shares. The Board has approved an amendment, subject to stockholder approval, to increase the number of shares which may be issued pursuant to Incentive Stock Options by 1,000,000 shares to an aggregate of 2,800,000 shares.

     An Award granted under the 1993 Plan to an employee may include a provision terminating the Award upon termination of employment under certain circumstances or accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transaction. Options granted to Nonemployee Directors must be exercised by the fifth anniversary of the date of grant if the grantee ceases to be a Director of the Company as a result of death or disability, and the first anniversary after such grantee ceases to be a Director for any other reason.

AWARDS TO NONEMPLOYEE DIRECTORS

     Non-Qualified Stock Options to purchase 10,000 shares of Common Stock are automatically granted to Nonemployee Directors upon their election to the Board. Such options will vest in one-third annual installments, with the first installment vesting on the first anniversary of the date of grant. Non-Qualified Stock Options to purchase an additional 2,000 shares will be granted each year commencing with the fourth anniversary of each Nonemployee Director's tenure, provided such individual continues to serve as a director. Such options will be fully vested and exercisable at the time of grant. All options granted to Nonemployee Directors pursuant to the 1993 Plan have a five-year term and an exercise price equal to the fair market value of the shares on the date of grant of such option. In addition, each Nonemployee Director receives an Annual Retainer to be paid as follows: $11,000 in cash, or, at the option of a Nonemployee Director, in Common Stock of the Company at a 20% discount off the price of the shares at the closing price at the beginning of the year; and 500 shares of the Common Stock of the Company per quarter.

FEDERAL INCOME TAX TREATMENT FOR THE 1993 PLAN

     The following is a brief description of the federal income tax treatment that will generally apply to Awards made under the 1993 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of Awards will depend on the specific nature of the Award. Such an Award may, depending on the conditions applicable to the Award, be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise. Because the following is only a brief summary of the general federal income tax rules, recipients of Awards should not rely thereon for individual tax advice, as each taxpayer's situation and the consequences of any particular transaction will vary depending upon the specific facts and circumstances involved. EACH RECIPIENT OF AN AWARD IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR FOR PARTICULAR FEDERAL, AS WELL AS STATE AND LOCAL, INCOME AND ANY OTHER TAX ADVICE.

  Incentive Stock Options

     Pursuant to the 1993 Plan, participants who are employees may be granted Incentive Stock Options. Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an Incentive Stock Option. However, if the optionee sells the shares acquired upon the exercise of an Incentive Stock Option (the "Option Shares") at any time within (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such Incentive Stock Option or (b) two years after the date of grant of such Incentive Stock Option, then (1) such optionee will recognize capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the Option Shares on the date of exercise, (2) such optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sales price or the fair market value of the Option Shares on the date of exercise, over the exercise price of such Incentive Stock Option, (3) such optionee will recognize capital loss equal to the excess, if any, of the exercise price of such Incentive Stock Option over the sales price of the Option Shares. If the optionee sells the Option Shares at any time after the optionee has held the Option Shares for at least (a) one year after the date of transfer of the Option Shares to the optionee pursuant to the exercise of the Incentive Stock Option and (b) two years after the date of grant of the Incentive Stock Option, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such Incentive Stock Option.

     The amount by which the fair market value of Option Shares on the date of exercise exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI") in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 28% (26% of AMTI below a certain amount) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year. A taxpayer's alternative minimum tax attributable to such excess may be credited against the taxpayer's regular tax liability in later years to the extent that the regular tax liability exceeds the alternative minimum tax in any such year. Insiders (as defined below) should consult their tax advisors concerning the possibility of making an 83(b) Election (as defined below) upon the exercise of an Award.

  Non-Qualified Stock Options

     The grant of a Non-Qualified Stock Option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option. See, however, "Special Rules for Awards Granted to Insiders," below. A subsequent sale of the Common Stock generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares. If an optionee receives a Non-Qualified Stock Option having an exercise price that is only a small fraction of the value of the underlying Common Stock on the date of grant, such optionee may be required to include the value of the option in taxable income at the time of grant.

  Special Rules for Awards Granted to Insiders

     Special rules apply if the recipient of an Award is a director (including a non-employee director), officer or stockholder subject to Section 16 of the Exchange Act (an "Insider") and during any period of time a sale of the stock acquired pursuant to an Award could subject such optionee to suit under Section
16. In such case, the determination of the amount and the timing of income recognition in connection with the exercise of an option or the receipt of Common Stock pursuant to other Awards, and the beginning of the holding period for any Common Stock received, generally may be required to be deferred until the expiration of any period during which the Insider would be restricted from disposing of any stock received. An Insider may elect under Section 83(b) of the Internal Revenue Code, as amended, within 30 days of the exercise date to recognize ordinary income on the date of exercise (an "83(b) Election"), based on the value of the Common Stock on that date. Insiders should consult their tax advisors to determine the tax consequences to them of exercising Options granted to them pursuant to the 1993 Plan, including the advisability of making the 83(b) Election and the timing and manner of making such an election.

  Miscellaneous Tax Issues

     The tax consequences of Awards other than Incentive Stock Options and Non-Qualified Stock Options depend on the specific nature and terms of such Awards. The Company generally will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by an employee in connection with Awards made to such employee under the 1993 Plan.

     With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase Common Stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

     Special rules will apply in cases where a recipient of an Award pays the exercise or purchase price of the Award or applicable withholding tax obligations under the 1993 Plan by delivering previously owned Common Stock or by reducing the amount of Common Stock otherwise issuable pursuant to the Award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares.

     The terms of the Awards may provide for accelerated vesting or payment in connection with a change in ownership or control of the Company or its assets. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such Awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment. Recipients of Awards should consult their tax advisors as to whether accelerated vesting of an Award in connection with a change of ownership or control of the Company or its assets would give rise to an excess parachute payment.

APPLICATION OF CERTAIN LAWS

     The acquisition of shares of Common Stock by directors, certain officers, or 10% stockholders of the Company could be subject to the provisions of Section 16(b) of the Exchange Act under which a purchase of the Company's Common Stock within six months before or after any sale of such stock could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Such officers, directors and 10% stockholders are required to file reports of changes in beneficial ownership under Section 16(a) of the Exchange Act. Rule 16b-3 under the Exchange Act provides an exemption from Section 16(b) liability for certain transactions pursuant to employee benefit plans. Officers, directors and 10% stockholders should consult their counsel with respect to the effect of Section 16 upon their participation in the 1993 Plan.

     Resales of shares received on grants of Awards or purchased on exercise of Awards by any person who has a control relationship with the Company may be restricted under the provisions of the Securities Act and the rules and regulations of the Commission, including Rule 144.

                         APPROVAL OF AMENDMENT TO 1993
                         EMPLOYEE STOCK INCENTIVE PLAN

     At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment to the 1993 Plan to (a) increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares, bringing the total number of shares issuable under the 1993 Plan to 3,000,000 shares, of which 2,800,000 may be issued pursuant to incentive stock options and
(b) to extend the duration of the 1993 Plan for an additional three years. This amendment will enable the Company to continue its policy of employee stock ownership as a means to attract and retain highly qualified personnel, to motivate high levels of performance and to recognize key employee accomplishments.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The approval of the amendment to the 1993 Plan requires the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum).

         THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED
           THE AMENDMENT TO THE 1993 PLAN AND RECOMMENDS A VOTE "FOR"
                THE APPROVAL OF THE AMENDMENT TO THE 1993 PLAN.

                                 PROPOSAL NO. 3

                              INDEPENDENT AUDITORS

     For the 2000 fiscal year, KPMG LLP provided audit services which included examination of the Company's annual consolidated financial statements. Upon the recommendation of the Audit Committee, the Board has selected KPMG LLP to provide audit services to the Company and its subsidiaries for the fiscal year ending December 31, 2001. The stockholders are being requested to ratify such selection at the Annual Meeting. A representative of KPMG LLP will attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate stockholder questions.

       THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE
                RATIFICATION OF THE ELECTION OF KPMG LLP AS THE
                        COMPANY'S INDEPENDENT AUDITORS.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                            FOR 2002 ANNUAL MEETING

     Any proposal relating to a proper subject which an eligible stockholder may intend to present for action at the Company's 2001 Annual Meeting of Stockholders and which such stockholder may wish to have included in the proxy materials for such meeting in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act must be received as far in advance of the meeting as possible in proper form by the Secretary of the Company at 495-A South Fairview Avenue, Goleta, California 93117 and in any event not later than December 6, 2001. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

                      OTHER BUSINESS OF THE ANNUAL MEETING

     Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors and the ratification of the selection of the Company's independent auditors. However, inasmuch as matters of which management is not now aware may come before the meeting or any postponement or adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by proxy directly on such matter. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

                                 MISCELLANEOUS

     The solicitation of proxies is made on behalf of the Company and all the expenses of soliciting proxies from stockholders will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DOUGLAS B. OTTO
                                          Chairman of the Board and
                                          Chief Executive Officer

Goleta, California
April 6, 2001

                                                                      APPENDIX A

                          DECKERS OUTDOOR CORPORATION

                                    CHARTER
                             OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

I. AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors.

     - Provide an avenue of communication among the independent auditors, management and the Board of Directors.

     The Audit Committee has the authority to conduct investigations appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as personnel of the Company. The Audit Committee has the authority to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary to carry out its duties and responsibilities.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the Nasdaq Stock Exchange, including Nasdaq Marketplace Rule 4460(d). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors. All members of the Audit Committee shall have a basic understanding of finance and accounting, as evidenced by their ability to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Financial management expertise shall mean past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

     Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee, through any of its members, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

     REVIEW PROCEDURES

     1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three (3) years in accordance with Securities and Exchange Commission ("SEC") regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

     3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such expenses. Review significant findings prepared by the independent auditors together with management's responses.

     4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items the independent auditors are required to communicate in accordance with SAS 61 (see item 9). The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

     INDEPENDENT AUDITORS

     5. Review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     6. Approve the fees and other significant compensation to be paid to the independent auditors.

     7. Review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     8. Review the independent auditors' audit plan, and discuss scope, staffing, locations, reliance upon management and general audit approach.

     9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. When appropriate, discuss certain matters required to be communicated to Audit Committees in accordance with AICPA SAS 61.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     LEGAL COMPLIANCE

     11. When deemed appropriate in the discretion of the Audit Committee, or at least annually, review with the Company's counsel (1) any legal matters that could have a significant impact on the organization's financial statements, (2) the Company's compliance with applicable laws and regulations, and (3) inquiries received from regulators or governmental agencies.

     OTHER AUDIT COMMITTEE RESPONSIBILITIES

     12. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

     13. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

     14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                                                                                                    Please mark
                                                                                                                  your votes as
                                                                                                                   indicated in
                                                                                                                   this example. [x]


                                                                 WITHHOLD
                                               FOR               AUTHORITY
                                           THE NOMINEE        TO VOTE FOR THE
                                           LISTED BELOW     NOMINEE LISTED BELOW                               FOR  AGAINST ABSTAIN
1. ELECTION OF CLASS II DIRECTOR:                                                    2. To approve an amend-
   Instruction: To withhold authority to        [ ]                [ ]                  ment to the Company's  [ ]    [ ]     [ ]
   vote for a nominee listed below,                                                     1993 Employee Stock
   strike a line through the nominee's                                                  Incentive Plan, as amended,
   name.                                                                                (the "Plan"), to (a) increase the number of
                                                                                        shares reserved for issuance thereunder
   Nominee: Rex A. Licklider                                                            by 1,000,000 shares and (b) extend the
                                                                                        duration of the Plan for an additional
                                                                                        three years.


                                   FOR  AGAINST   ABSTAIN
3. TO RATIFY THE SELECTION OF      [ ]     [ ]     [ ]                               4. In their discretion, the Proxies are
   KPMG LLP AS THE COMPANY'S                                                            authorized to vote upon such other
   INDEPENDENT AUDITORS.                                                                business as may properly come before
                                                                                        such meeting or any and all postponements
                                                                                        or adjournments thereof.

                                                                                                                          YES   NO
                                                                                     Do You Plan to Attend the Meeting?   [ ]   [ ]


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
             USING THE ENCLOSED ENVELOPE.                                            This proxy when properly executed will be voted
                                                                                     in the manner directed herein by the
                                                                                     undersigned stockholder. If no direction is
                                                                                     made, the Proxies will vote for the nominee
                                                                                     listed above, for the approval of the
                                                                                     amendment to the 1993 Employee Stock
                                                                                     Incentive Plan, for the ratification of
                                                                                     the selection of KPMG LLP as the Company's
                                                                                     independent auditors and in their discretion
                                                                                     on matters described in Item 4.
                                                                               ____
                                                                                  |
                                                                                  |

Signature(s) _____________________________________________________________________________   Dated ___________________________2001
Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
------------------------------------------------------------------------------------------------------------------------------------
                                                        FOLD AND DETACH HERE

PROXY


                          DECKERS OUTDOOR CORPORATION
                          495-A South Fairview Avenue
                            Goleta, California 93117


This Proxy is solicited on Behalf of the Board of Directors of Deckers Outdoor Corporation. The undersigned hereby appoints Douglas B. Otto and M. Scott Ash, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of common stock of Deckers Outdoor Corporation held of record by the undersigned on March 26, 2001, at the Annual Meeting of Shareholders to be held on May 23, 2001 and any postponements or adjournments thereof.


   PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE